Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

Revenue Grew 7.2%, Net Income Grew 7.0% and Diluted EPS was $0.83

CHANHASSEN, Minn. (October 24, 2013) –Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the third quarter ended September 30, 2013.

Third quarter 2013 revenue grew 7.2% to $316.0 million from $294.9 million during the same period last year. Revenue for the first nine months of 2013 grew 7.4% to $914.9 million from $851.6 million during the same period last year.

Net income for the quarter was $34.4 million, or $0.83 per diluted share, compared to net income of $32.1 million, or $0.77 per diluted share, for 3Q 2012. Net income for the first nine months of 2013 was $95.7 million, or $2.30 per diluted share, compared to net income of $88.1 million, or $2.10 per diluted share for the prior-year period.

“Our focus in 2013 continues to be upon improving the operational execution and consistency with which we deliver our broad range of programs, services and products in health, fitness and nutrition,” said Bahram Akradi, chairman, president and chief executive officer. “At the same time, our unwavering efforts to establish Life Time as the definitive Healthy Way of Life Company and brand are taking hold as communities, organizations and individuals alike select our offerings. As we look toward the acceleration of our new center expansion in 2014, we are well positioned to provide even more value to our customers.”

During the quarter, the Company opened its fourth center in Virginia, located in Reston (Washington D.C. market). The Company’s final planned 2013 new center opening will occur in November in Montvale, New Jersey (Greater New York market), representing the third Life Time location in New Jersey. In 2014, plans call for six new center openings in existing and new markets.

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Life Time Announces Third Quarter 2013 Results – Page 2

Three and Nine Months Ended September 30, 2013, Financial Highlights:

Total revenue for the third quarter grew 7.2% to $316.0 million from $294.9 million in 3Q 2012. Total revenue for the first nine months of 2013 grew 7.4% to $914.9 million from $851.6 million during the prior-year period.

3Q 2013 vs. 3Q 2012 (in millions except revenue per membership data)
Membership dues	$195.7 vs. $187.6 (up 4.3%)
In-center revenue	$97.2 vs. $90.5 (up 7.4%)
Other revenue	$19.5 vs. $12.9 (up 51.3%)
Average center revenue per Access membership	$421 vs. $403 (up 4.3%)
Average in-center revenue per Access membership	$140 vs. $131 (up 6.6%)
Same-center revenue (open 13 months or longer)	Up 4.2%
Same-center revenue (open 37 months or longer)	Up 3.4%

YTD 2013 vs. YTD 2012 (in millions except revenue per membership data)
Membership dues	$576.8 vs. $547.9 (up 5.3%)
In-center revenue	$286.5 vs. $265.3 (up 8.0%)
Other revenue	$41.0 vs. $26.7 (up 53.6%)
Average center revenue per Access membership	$1,243 vs. $1,182 (up 5.1%)
Average in-center revenue per Access membership	$412 vs. $385 (up 7.2%)
Same-center revenue (open 13 months or longer)	Up 4.2%
Same-center revenue (open 37 months or longer)	Up 3.4%

Total memberships grew 0.7% to 801,851 at September 30, 2013, from 796,102 at September 30, 2012.

•	Access memberships grew 0.1% to 695,923 at September 30, 2013, from 695,271 at September 30, 2012.

•	Non-Access memberships grew 5.1% to 105,928 at September 30, 2013, from 100,831 at September 30, 2012.

•	Attrition in 3Q 2013 was 9.5% compared to 9.0% in the prior-year period. Attrition for the trailing 12-month period ended September 30, 2013, was 35.0% compared to trailing 12-month attrition of 32.9% at September 30, 2012.

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Life Time Announces Third Quarter 2013 Results – Page 3

Total operating expenses during 3Q 2013 were $253.2 million compared to $235.5 million for 3Q 2012. Total operating expenses for the first nine months of 2013 were $738.9 million compared to $687.3 million in 2012.

•	Income from operations margin was 19.9% for 3Q 2013 compared to 20.1% in the prior-year period.

•	Income from operations margin was 19.2% for the first nine months of 2013 compared to 19.3% for the first nine months of 2012.

(Expense as a percent of total revenue)	3Q 2013 vs. 3Q 2012	YTD 2013 vs. YTD 2012
Center operations	57.1% vs. 57.5%	57.6% vs. 58.4%
Advertising and marketing	3.1% vs. 3.0%	3.3% vs. 3.4%
General and administrative	4.6% vs. 4.6%	5.0% vs. 4.8%
Other operating	5.8% vs. 4.8%	5.1% vs. 4.1%
Depreciation and amortization	9.5% vs. 10.0%	9.8% vs. 10.0%

Net income for 3Q 2013 was $34.4 million, or $0.83 per diluted share, compared to net income of $32.1 million, or $0.77 per diluted share, for 3Q 2012. Net income for the first nine months of 2013 was $95.7 million, or $2.30 per diluted share, compared to net income of $88.1 million, or $2.10 per diluted share, for the prior-year period.

EBITDA for 3Q 2013 was $93.2 million compared to $89.2 million in 3Q 2012. For the first nine months of 2013, EBITDA was $266.3 million compared with $250.7 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 3Q 2013 was 29.5% in 3Q 2013 and 30.2% in 3Q 2012.

•	For the first nine months of 2013, EBITDA, as a percentage of total revenue, was 29.1% compared to 29.4% in the prior-year period.

Cash flows from operating activities for the first nine months of 2013 totaled $190.8 million compared to $202.9 million in the prior-year period. This reduction is driven primarily by changes in operating assets and liabilities.

Weighted average fully diluted shares for 3Q 2013 totaled 41.6 million compared to 41.9 million in 3Q 2012. For the first nine months of 2013, weighted average fully diluted shares totaled 41.6 million compared to 41.9 million for the prior-year period.

2013 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2013 and incorporate 2013 operating trends. These 2013 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be up 7-7.5%, or $1.205-1.210 billion (updated from $1.205-1.220 billion), driven primarily by price and mix optimization, square foot expansion, and growth in in-center and ancillary business revenue.

•	Net income is expected to be up 9-10%, or $121.5-122.5 million (updated from $121.0-124.0 million), driven by revenue growth and cost efficiencies.

•	Diluted earnings per common share is expected to be $2.91-2.93 (updated from $2.89-2.95).

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Life Time Announces Third Quarter 2013 Results – Page 4

As announced on October 17, 2013, the Company will hold a conference call today at 10:00 a.m. ET to discuss its third quarter 2013 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, vice president, Finance and Investor Relations, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of October 24, 2013, the Company operated 107 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission.

The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

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Life Time Announces Third Quarter 2013 Results – Page 5

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,719	$16,499
Accounts receivable, net	9,834	9,272
Center operating supplies and inventories	30,691	27,240
Prepaid expenses and other current assets	25,545	26,826
Deferred membership origination costs	10,747	11,664
Deferred income taxes	4,037	8,813

Total current assets	100,573	100,314
PROPERTY AND EQUIPMENT, net	2,024,070	1,858,666
RESTRICTED CASH	734	2,087
DEFERRED MEMBERSHIP ORIGINATION COSTS	6,019	6,820
GOODWILL	49,256	37,176
OTHER ASSETS	73,138	67,111

TOTAL ASSETS	$2,253,790	$2,072,174

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$14,469	$12,603
Accounts payable	28,890	32,140
Construction accounts payable	51,820	25,208
Accrued expenses	66,528	63,333
Deferred revenue	33,362	34,753

Total current liabilities	195,069	168,037
LONG-TERM DEBT, net of current portion	774,323	691,867
DEFERRED RENT LIABILITY	24,858	22,490
DEFERRED INCOME TAXES	91,232	95,509
DEFERRED REVENUE	6,057	6,840
OTHER LIABILITIES	21,216	14,514

Total liabilities	1,112,755	999,257

SHAREHOLDERS’ EQUITY:
Common stock	854	864
Additional paid-in capital	420,557	447,912
Retained earnings	724,616	628,942
Accumulated other comprehensive loss	(4,992)	(4,801)

Total equity	1,141,035	1,072,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,253,790	$2,072,174

Life Time Announces Third Quarter 2013 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUE:
Membership dues	$195,657	$187,568	$576,847	$547,933
Enrollment fees	3,598	3,859	10,567	11,742
In-center revenue	97,234	90,543	286,480	265,277

Total center revenue	296,489	281,970	873,894	824,952
Other revenue	19,522	12,903	40,972	26,672

Total revenue	316,011	294,873	914,866	851,624

OPERATING EXPENSES:
Center operations	180,431	169,521	527,191	496,790
Advertising and marketing	9,758	8,826	30,346	28,871
General and administrative	14,531	13,631	45,600	41,190
Other operating	18,479	14,091	46,538	35,243
Depreciation and amortization	29,956	29,396	89,235	85,217

Total operating expenses	253,155	235,465	738,910	687,311

Income from operations	62,856	59,408	175,956	164,313

OTHER INCOME (EXPENSE):
Interest expense, net	(6,436)	(6,510)	(18,999)	(19,332)
Equity in earnings of affiliate	379	375	1,103	1,143

Total other income (expense)	(6,057)	(6,135)	(17,896)	(18,189)

INCOME BEFORE INCOME TAXES	56,799	53,273	158,060	146,124
PROVISION FOR INCOME TAXES	22,413	21,129	62,386	58,016

NET INCOME	$34,386	$32,144	$95,674	$88,108

BASIC EARNINGS PER COMMON SHARE	$0.83	$0.77	$2.31	$2.13

DILUTED EARNINGS PER COMMON SHARE	$0.83	$0.77	$2.30	$2.10

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	41,307	41,484	41,353	41,370

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	41,613	41,881	41,606	41,885

Life Time Announces Third Quarter 2013 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$95,674	$88,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,235	85,217
Deferred income taxes	(583)	(4,387)
(Gain) loss on disposal of property and equipment, net	(100)	1,231
Gain on sale of land held for sale	—	(196)
Amortization of deferred financing costs	1,635	1,504
Share-based compensation	9,410	10,862
Excess tax benefit related to share-based compensation	(6,575)	(9,138)
Changes in operating assets and liabilities	2,726	30,429
Other	(659)	(769)

Net cash provided by operating activities	190,763	202,861

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(224,542)	(164,556)
Acquisitions, net of cash acquired	(13,102)	(28,984)
Proceeds from sale of property and equipment	1,116	673
Proceeds from sale of land held for sale	—	1,758
Proceeds from property insurance settlements	177	901
Increase in other assets	(1,022)	(94)
Decrease in restricted cash	1,353	376

Net cash used in investing activities	(236,020)	(189,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	125,000	—
Repayments of long-term borrowings	(31,773)	(5,094)
Repayments of revolving credit facility, net	(7,150)	(16,000)
Increase in deferred financing costs	(4,213)	(306)
Excess tax benefit related to share-based compensation	6,575	9,138
Proceeds from stock option exercises	1,563	2,088
Proceeds from employee stock purchase plan	1,074	999
Stock purchased for employee stock purchase plan	(1,309)	(1,290)
Repurchases of common stock	(40,272)	—

Net cash provided by (used in) financing activities	49,495	(10,465)

Effect of exchange rates on cash and cash equivalents	(1,018)	(1,332)

INCREASE IN CASH AND CASH EQUIVALENTS	3,220	1,138
CASH AND CASH EQUIVALENTS—Beginning of period	16,499	7,487

CASH AND CASH EQUIVALENTS—End of period	$19,719	$8,625

Life Time Announces Third Quarter 2013 Results – Page 8

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP measure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$34,386	$32,144	$95,674	$88,108
Interest expense, net	6,436	6,510	18,999	19,332
Provision for income taxes	22,413	21,129	62,386	58,016
Depreciation and amortization	29,956	29,396	89,235	85,217

EBITDA	$93,191	$89,179	$266,294	$250,673

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$66,309	$60,671	$190,763	$202,861
Less: Purchases of property and equipment	(87,109)	(58,454)	(224,542)	(164,556)

Free cash flow	$(20,800)	$2,217	$(33,779)	$38,305